UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2007

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other jurisdiction	(Commission file number)	(IRS Employer Identification No.)
of incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: See Below
(b)	Pro Forma Financial Information: See Below

On March 14, 2007, NTS Realty Holdings Limited Partnership (“NTS Realty”) acquired through its wholly-owned subsidiary, Overlook Apartments, LLC, The Overlook at St. Thomas (“The Overlook”), a multifamily property located in Louisville, Kentucky, with an unaffiliated co-owner. On March 16, 2007, NTS Realty filed a Current Report on Form 8-K (the “Initial 8-K”) to report this acquisition.  NTS Realty is hereby amending the Initial 8-K by filing certain financial information relating to The Overlook (see Item 9.01(c) below) as required by Rule 3-14 and Article 11 of Regulation S-X.  The information previously reported under Item 2.01 of the Initial 8-K is hereby incorporated by reference into this Current Report on Form 8-K/A.

(d)	Exhibits:
	99.1	(a)	Financial Statements of Real Estate Operations Acquired
Report of Independent Auditors
Statement of Revenue in Excess of Certain Expenses of The Overlook at St. Thomas for the year ended December 31, 2006
Notes to Statement of Revenue in Excess of Certain Expenses of The Overlook at St. Thomas

		(b)	Pro Forma Financial Information
Unaudited Pro Forma Consolidated Balance Sheet of NTS Realty Holdings Limited Partnership
Unaudited Pro Forma Consolidated Statement of Operations of NTS Realty Holdings Limited Partnership
Notes to the Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

/s/ Gregory A. Wells
By:	Gregory A. Wells
Its:	Executive Vice President and CFO

Date:	May 29, 2007